Exhibit 99.2

Special Meeting Proxy Card

One GBC Plaza, Northbrook, IL 60062
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dennis J. Martin and Don Civgin, or any of them, with full power of substitution, to represent and to vote as designated below, all shares of General Binding Corporation held of record by the undersigned on [                    ], 2005 at the special meeting of stockholders to be held on [                    ], 2005, or at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AS SET FORTH IN PARAGRAPH 1 BELOW.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting of stockholders or any adjournment or postponement of it.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

A   Issue

The Board of Directors recommends a vote FOR the following proposal.		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation, and approve the merger provided for by the merger agreement, pursuant to which Gemini Acquisition Sub, Inc., a wholly-owned subsidiary of ACCO World Corporation, will merge with and into General Binding Corporation, after which General Binding Corporation will become a wholly-owned subsidiary of ACCO World Corporation (which will previously have been renamed ACCO Brands Corporation), as described in the accompanying proxy statement/prospectus — information statement.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting or any adjournment or postponement of it.

B   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgment of receipt of the accompanying Notice and Proxy Statement.